SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 CONSYGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                 ---------------------------------------------------------------

         2)      Aggregate  number of securities to which  transaction  applies:
                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:
                 ---------------------------------------------------------------

         5)      Total fee paid:
                 ---------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:
                 ---------------------------------------------------------------

         3)      Filing Party:
                 ---------------------------------------------------------------

         4)      Date Filed:
                 ---------------------------------------------------------------










                                 CONSYGEN, INC.

                    Notice of Special Meeting of Stockholders

                                  July 10, 1997


To the Stockholders:

         A Special Meeting of the Stockholders of ConSyGen, Inc., a Texas corporation, will be held on Thursday, July 10, 1997, at 10:00 A.M. at Grace Inn at Ahwatukee, 10831 So. 51st Street, Phoenix, Arizona, for the following purposes:

         1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares from 16,666,666 to 41,000,000 shares, including the authorization of 1,000,000 shares of Preferred Stock.

         2. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 16, 1997, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                              By order of the Board of Directors



                                              Leslie F. Stewart
                                              Secretary

Phoenix, Arizona
June 26, 1997








                                  CONSYGEN, INC.
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ConSyGen, Inc. ( the "Company") for use at a Special Meeting of Stockholders to be held on Thursday, July 10, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 26, 1997.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares, including the authorization of a Preferred Stock, will be decided by majority vote of the outstanding Common Stock. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders, other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

         The Company's principal executive offices are located at 10201 S. 51st Street, Suite 140, Phoenix, Arizona 85044 and its telephone number is (602) 496-4545.


                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on May 16, 1997 are entitled to notice of and to vote at the meeting. On that date the Company had outstanding and entitled to vote 13,386,231 shares of Common Stock, par value $.003 per share. Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of June 9, 1997 certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors, (iii) each of the executive officers of the Company; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                              Amount and
                                              Nature of
         Name of                              Beneficial              Percent of
         Beneficial Owner                     Ownership                 Class
         ----------------                     ------------            ----------

         Robert L. Stewart                    7,722,000(1)              57.68%

         Leslie F. Stewart                           -0-                     *

         Ronald I. Bishop                       401,000(2)               2.91%

         Jeffery R. Richards                    151,000(3)               1.12%

         All executive officers and
         directors as a group
          (4 persons)                         8,274,000                 59.62%

         Trinidad Cranbourne                  1,000,000                  7.47%


--------------------------
*  Less than one percent

(1) 6,722,000 of such shares are owned of record by a trust of which Robert L. Stewart is the sole trustee.. The remaining 1,000,000 shares are owned of record by an entity which is controlled by Robert L. Stewart. Mr. Stewart shares voting and investment power with respect to such 1,000,000 shares.

(2) Includes 400,000 shares of Common Stock which Mr. Bishop has the right to purchase upon exercise of outstanding options, exercisable within 60 days.

(3) Includes 62,500 and 30,000 shares of Common Stock which Mr. Richards has the right to purchase upon exercise of outstanding options and warrants, respectively, which are exercisable within 60 days.

CHANGES IN CONTROL OF THE COMPANY

         On September 5, 1996, the Company acquired all the issued and outstanding capital stock of ConSyGen, Inc., an Arizona corporation (the "Acquired Company"), from the stockholders of such corporation, including Robert
L. Stewart, who was then the controlling stockholder of the Acquired Company. As a result, the Acquired Company became a wholly-owned subsidiary of the Company. The Acquired Company is engaged in the business of rendering automated software conversion services, and its assets consist primarily of proprietary software conversion technology. The Company intends to continue to use the assets of the Acquired Company to render automated software conversion services. In connection with the acquisition of the Acquired Company, the Company issued an aggregate 13,125,000 shares of its common stock, of which 9,275,000 shares were issued to the stockholders of the Acquired Company. The number of shares issued to the stockholders of the Acquired Company in connection with the acquisition was based upon a determination by the Board of Directors of the Company as to the fair market value of the business of the Acquired Company. For accounting purposes, the transaction was treated as a recapitalization of the Acquired Company, with the Acquired Company being treated as the acquiror ("reverse acquisition").

         In connection with the acquisition, the stockholders of the Acquired Company surrendered 9,275,000 shares of Common Stock, being all the issued and outstanding capital stock of the Acquired Company, of which 8,187,000 shares were surrendered by Robert L. Stewart, the former controlling stockholder of the Acquired Company, who, in connection with the acquisition, acquired control of the Company. The basis of the controlling stockholder's control of the Company is the percentage of the issued and outstanding voting securities of the Company beneficially owned by such person. Immediately following the acquisition, the former stockholders of the Acquired Company beneficially owned in the aggregate approximately 69% of the issued and outstanding voting securities of the Company, including 8,187,000 shares owned beneficially by Mr. Stewart (now the controlling stockholder of the Company), which represented approximately 61% of the issued and outstanding voting securities of the Company. As disclosed above, Mr. Stewart currently is the beneficial owner of approximately 58% of the issued and outstanding voting securities of the Company. Carl H. Canter was the former controlling stockholder of the Company. Mr. Canter relinquished control of the Company in connection with the acquisition.

                                 PROPOSAL NO. 1
                    PROPOSAL TO AMEND THE COMPANY'S ARTICLES
                     OF INCORPORATION TO INCREASE THE NUMBER
                          OF AUTHORIZED SHARES OF STOCK

         The Board of Directors has approved and recommends to the Company's stockholders that they consider and approve the proposed amendment of the Company's Articles of Incorporation to increase the number of authorized shares from 16,666,666 to 41,000,000 shares, of which 40,000,000 shares will be common stock, $.003 par value ("Common Stock"); and 1,000,000 shares will be preferred stock, $.003 par value ("Preferred Stock"). If the proposed amendment is approved by the Company's stockholders, Article Fourth of the Company's Articles of Incorporation, as amended, would read in its entirety as follows:

         FOURTH:

                  (a) The total number of shares of all classes of stock which the Company shall have authority to issue is (i) 40,000,000 shares of Common Stock, $.003 par value per share ("Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.003 par value per share ( "Preferred Stock").

                  (b) The Preferred Stock may be issued and designated by the Board of Directors, in one or more classes or series and with such rights, powers, preferences and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action.

With respect to each class or series of Preferred Stock, prior to issuance, the Board of Directors by resolution shall designate that class or series to distinguish it from other classes and series of stock of the Company, shall specify the number of shares to be included in the class or series, and shall fix the rights, powers, preferences and terms of the shares of the class or series, including, but without limitation: (i) the dividend rate, which may be fixed or variable, its preference as to any other class or series of capital stock, and whether dividends will be cumulative or noncumulative; (ii) whether the shares are to be redeemable and, if so, at what times and prices (which price or prices may, but need not, vary according to the time or circumstances of such redemption) and on what other terms and conditions; (iii) the terms and amount of any sinking fund provided for the purchase or redemption of the shares; (iv) whether the shares shall be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (v) the voting rights, if any, applicable to the shares in addition to those prescribed by law; (vi) the restrictions and conditions, if any, on the issue or reissue of any additional shares of such class or series or of any other class or series of Preferred Stock ranking on a parity with or prior to the shares of such class or series; (vii) whether, and the extent to which, any of the rights, powers, preferences and terms of any such class or series may be made dependent upon facts ascertainable outside of the Articles of Incorporation or outside the resolution or resolutions providing for the issuance of such class or series by the Board of Directors, provided that the manner in which such facts shall operate is clearly set forth in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors; and (viii) the rights of the holders of such shares upon voluntary or involuntary liquidation, dissolution or winding up of the Company.

         Pursuant to the Texas corporation law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purpose without prior stockholder approval, except as may be required for a particular transaction by such law, the Company's Articles of Incorporation, or by the rules of the National Association of Securities Dealers, Inc., or any other stock exchange or automated quotation system on which the Company's securities may then be listed.

         As of June 9, 1997, there were 13,386,231 shares of Common Stock issued and outstanding. In addition, an aggregate of 3,310,000 shares of Common Stock are reserved for issuance as follows: 1,275,000 shares issuable upon exercise of options granted under the Company's 1996 Non-Qualified Stock Option Plan; 405,000 shares issuable upon exercise of options granted under the Company's 1997 Non-Qualified Stock Option Plan; 1,000,000 shares issuable upon exercise of outstanding common stock purchase warrants; approximately 100,000 shares issuable upon conversion of outstanding convertible promissory notes; 120,000 shares issuable in connection with a completed private placement; and 410,000 shares issuable to consultants for services rendered. Employees of the Company holding options to purchase an aggregate of 1,200,000 shares of Common Stock have waived their right to exercise such options, subject to approval of the proposed increase in the number of authorized shares of Common Stock. Accordingly, as of June 9, 1997, after giving effect to the aforementioned waiver of exercise rights with respect to 1,200,000 shares, the aggregate number of shares issued and reserved for issuance was 15,496,231. Currently the Company has authorized 16,666,666 shares of Common Stock. Absent the waiver of exercise rights, the aggregate number of shares issued and reserved for issuance would exceed the number of authorized shares of Common Stock. Accordingly, the Board of Directors has determined that the Company needs to increase the number of authorized shares of Common Stock.

         The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock and the authorization of a Preferred Stock is in the best interests of the Company and its stockholders. The proposed increase in the number of authorized shares of Common Stock and the authorization of a Preferred Stock will give the Company greater flexibility by allowing shares of

Common Stock or Preferred Stock to be issued by the Board of Directors without the delay and expense of a special meeting of stockholders. For example, the Board of Directors may deem it appropriate to make either a private or public offering of the Company's Common Stock or Preferred Stock in order to raise funds for working capital or other purposes, or the Common Stock or Preferred Stock may be issued to finance possible future acquisitions. The Common Stock may also be used for distributions to the Company's stockholders in the event of a stock dividend or stock split or for distribution pursuant to employee benefit plans. However, the Company does not currently have any specific plans to pursue any of the foregoing, except that the Company is actively seeking to raise capital through a private offering of equity and or debt securities, and the Company may issue Preferred Stock or additional shares of Common Stock (and/or securities convertible into or exchangeable for additional shares of Common Stock), in connection with any such financing. There can be no assurance that the Company will be successful in raising any capital.

         Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock or Preferred Stock and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

Possible Effects of the Proposal - Anti-Takeover Considerations

         If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly authorized but unissued shares of Common Stock and Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock and Preferred Stock would dilute the voting power of the Common Stock then outstanding.

         The Company presently is not authorized to issue any shares of Preferred Stock. The Company has no present intention to issue any such shares. If the proposal to amend the Company's Articles of Incorporation is approved, the Board of Directors will have the authority, without further action by the stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion, and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger, or other change in control of the Company.

         The authority of the Board of Directors to issue additional shares of Common Stock or shares of Preferred Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company.

         The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company, and the Company has no present intention or agreement to issue any additional shares of Common Stock or Preferred Stock, other than pursuant to employee benefit plans, outstanding options, warrants and convertible notes. In addition, as noted above, the Company is actively seeking to raise additional capital through a private offering of equity and or debt securities, and the Company may issue Preferred Stock or additional shares of Common Stock (and/or securities convertible into or exchangeable for additional shares of Common Stock), in connection with any such financing. The proposal to increase the number of authorized shares is not part of any plan by the Company to adopt a series of anti-takeover measures, and the Company has no present intention of soliciting a stockholder vote on any such measures or series of measures.

Vote Required to Amend the Articles of Incorporation.


         An affirmative vote by the holders of a majority of the outstanding Common Stock entitled to vote at the special meeting is required to adopt the proposal to increase the number of authorized shares of Common Stock and authorize a class of Preferred Stock.

         The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment to the Articles of Incorporation.


                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                   10-K REPORT

         THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO KENNETH HARVEY, CONSYGEN, INC., 10201 S. 51ST STREET, SUITE 140, PHOENIX, ARIZONA 85044.

                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.
                                         By order of the Board of Directors


                                         Leslie F. Stewart, Secretary
Phoenix, Arizona
June 26, 1997

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE



--------------
CONSYGEN, INC.
--------------

                                                           For  Against  Abstain

             1. To amend the  Company's  Certificate  of   [ ]    [ ]      [ ]
                Incorporation to increase the number of authorized shares, as described in the accompanying Proxy Statement.

             2. In their  discretion,  the proxies are  authorized  to vote upon such other business as may properly come before the meeting.

             Mark box at right if you plan to attend the Meeting in person. [ ]

             Mark box at right if an address change or comment has been     [ ]
             noted on the reverse side of this card.



RECORD DATE SHARES:



Please be sure to sign and date this Proxy.  DATE:
                                                  ---------
-----------------------------------------------------------

Stockholder sign here
-----------------------------------------------------------

Co-owner sign here
-----------------------------------------------------------



DETACH CARD                                                          DETACH CARD


                                 CONSYGEN, INC.

         Dear Stockholder:

         Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Special Meeting of Stockholders to be held on July 10, 1997.

         Thank you in advance for your prompt consideration of these matters.

                                                  Sincerely,

                                                  ConSyGen, Inc.










                                 CONSYGEN, INC.

              1997 SPECIAL MEETING OF STOCKHOLDERS - JULY 10, 1997

The undersigned hereby appoints Robert L. Stewart and Ronald I. Bishop, and each of them acting singly, with full power of substitution, proxies to represent the undersigned at the 1997 Special Meeting of Stockholders of CONSYGEN, INC. to be held July 10, 1997 at 10:00 a.m. at Grace Inn at Ahwatukee, 10831 So. 51st Street, Phoenix, Arizona, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of CONSYGEN, INC. standing in the name of the undersigned upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSAL SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, ALL AS SET FORTH IN THE PROXY STATEMENT.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

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HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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